TSX-V: LEO | OTCQB: LCGMF

Lion Copper & Gold Provides Definitive Feasibility Study and Permitting Update
for the Yerington Copper Project

Yerington, Nevada - August 10th, 2026 - Lion Copper & Gold Corp. ("Lion" or the "Company") is pleased to provide shareholders with an update on the advancement of the Definitive Feasibility Study ("DFS") and permitting activities for the Yerington Copper Project in Lyon County, Nevada.

The Company's DFS and permitting programs continue to advance under Stage 3 of the Earn-In Agreement with Nuton LLC, a subsidiary of Rio Tinto Group. Based on work completed to date, the Company remains on schedule and on budget to complete the DFS during the first quarter of 2027.

Significant progress has been made across the technical work programs supporting the DFS. During 2026, the Company completed the planned hydrogeological drilling program and geotechnical drilling program required to support mine design and engineering activities. In addition, the planned resource drilling program targeting the VLT area has been completed, providing additional geological information to support future project evaluation.

Engineering and technical studies continue across all major disciplines required for completion of the DFS, including mine engineering, processing, rail and logistics, infrastructure design, water management, environmental studies and permitting support. As engineering advances, many major project infrastructure components have now entered the third-party bidding process. The Company expects the results of the bidding process to further inform and refine the capital cost estimates being developed as part of the Definitive Feasibility Study.

Permitting activities also continue to advance as planned and in parallel with the DFS. Environmental baseline studies, project facility definition, agency engagement and permitting workstreams remain underway in support of future state and federal permit applications.  John Banning, Chief Executive Officer of Lion Copper & Gold, commented:

"The Yerington Copper Project continues to advance well through the Definitive Feasibility Study. Completing the major field programs, including the hydrogeological, geotechnical and VLT resource drilling programs, represents another important milestone for the project. We remain on schedule and on budget for completion of the DFS in the first quarter of 2027. As the project continues to mature, major infrastructure packages are now progressing through the third-party bidding process, which will provide additional confidence in the capital cost estimates supporting the study."

The Company believes completion of the DFS will represent a significant milestone in advancing the Yerington Copper Project toward a future construction decision. The study will refine mine planning, engineering design, capital and operating cost estimates, and permitting strategies developed during the Preliminary Feasibility Study completed in 2025.

The Company also notes that the recently announced NI 43-101 compliant Mineral Resource Estimate for the Bear Deposit demonstrates the broader district-scale copper endowment within the Yerington Copper District. While the current DFS remains focused on the Yerington Copper Project, the Bear Deposit represents a significant long-term development opportunity that is contiguous with the Yerington Copper Project.

Lion continues to benefit from Nuton's commitment to fund up to approximately US$31 million under Stage 3 of the Earn-In Agreement to complete the DFS and support associated permitting activities.

The Company will continue to provide updates as additional project milestones are achieved.

Qualified Person

The scientific and technical information contained in this news release has been reviewed and approved by John Banning, QP-MMSA , Chief Executive Officer of the Company and a Qualified Person as defined under National Instrument 43-101.

About Lion Copper and Gold Corp.

Lion CG is a junior mining company advancing its flagship Yerington Copper and Bear projects in Lyon County, Nevada through an earn-in agreement with Nuton. The Project focuses on accelerating production from its long-life, low-strip-ratio, brownfield-advantaged Yerington Copper Project utilizing modern processing technologies.

About Nuton

Nuton is an innovative venture that aims to help grow Rio Tinto's copper business. At the core of Nuton is a portfolio of proprietary copper leaching related technologies and capability that offers the potential to economically unlock copper from primary sulfide resources through leaching, achieving market-leading recovery rates and contributing to an increase in copper production at new and ongoing operations.

One of the key differentiators of Nuton is the ambition to produce the world's lowest footprint copper while having Positive Impact at each deployment site across five pillars: water, energy, land, materials and society.

John Banning
Chief Executive Officer
Lion Copper and Gold Corp.

For more information, please contact:
Email: info@lioncg.com

NEWS RELEASE	2

Forward-Looking Statements

Neither Canadian Stock Exchange (CSE) nor its Regulation Services Provider (as that term is defined in the policies of the CSE Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This news release contains "forward-looking information" and "forward-looking statements" within the meaning of applicable securities laws (collectively, "forward-looking statements"). Forward-looking statements relate to future events or performance and reflect the Company's current expectations or beliefs regarding future events. All statements other than statements of historical fact may be forward-looking statements.  Forward-looking statements in this release include, but are not limited to, completion of a Definitive Feasibility Study, permitting, engineering and technical work programs; the potential timing and pathway to commercial copper cathode production; the potential deployment of Nuton® Technology at the Yerington Copper Project; the possible creation of an investment vehicle and the respective ownership interests upon completion of Stage 3; the Company's expectations regarding project derisking, strategic milestones, and ongoing collaboration with Nuton; and the Yerington Project's ability to contribute to domestic copper supply and respond to increasing market demand. Forward-looking statements are based on a number of assumptions that, while considered reasonable by the Company at the date of this news release, are inherently subject to significant operational, technical, economic, and competitive uncertainties and contingencies. These assumptions include, but are not limited to: that the Feasibility Study and permitting process will be completed on the anticipated schedule; that Nuton® Technology will operate as intended at scale; that required regulatory approvals will be obtained; that financing will be available on reasonable terms; and that market conditions for copper will remain favourable. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. These risks include, but are not limited to: risks related to mineral exploration and development, permitting delays, changes in regulatory frameworks, cost escalation, inability to secure financing, technical challenges associated with deployment of new extraction technologies, commodity price fluctuations, community relations, supply chain constraints, and other customary risks in the mining and technology sectors. There can be no assurance that Stage 3 will be completed as contemplated, or at all, that the Parties will proceed to establish an investment Vehicle upon completion of Stage 3, that the Yerington Project will reach commercial production, or that Nuton® Technology will provide intended benefits at scale.  Readers are cautioned not to place undue reliance on forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statements except as required by applicable securities laws. Forward-looking statements speak only as of the date of this news release.

NEWS RELEASE	3